Exhibit 99.1

AgeX Therapeutics Reports Third Quarter 2019 Financial Results and Provides Business Update

  Advanced GMP-compliant manufacturing capability
  Published two peer-reviewed scientific papers
  Included in MIT Technology Review Special Issue on Longevity
  Presented at industry and investor conferences

ALAMEDA, Calif.--(BUSINESS WIRE)--November 14, 2019--AgeX Therapeutics, Inc. (“AgeX”; NYSE American: AGE), a biotechnology company developing therapeutics for human aging and regeneration, reported financial and operating results for the third quarter ended September 30, 2019.

“Driven by our vision of being the leading biotechnology company with a focus on human aging, in the third quarter we advanced our product development on numerous fronts,” said Michael D. West, Ph.D., founder and Chief Executive Officer. “Our recent build-out of GMP-compliant manufacturing laboratory space will facilitate our manufacture of master cell banks such as those that carry the UniverCyteTM genetic modification for off-the-shelf cell-based regenerative therapy.”

Recent Highlights

  Dr. West and AgeX were included in a feature article that was part of the cover theme in MIT Technology Review magazine. The September-October edition of this respected magazine from the Massachusetts Institute of Technology, called “The longevity issue” had the cover theme, “Old Age is Over!”
  On the company’s behalf, Dr. West participated at two industry and investor conferences during the quarter. He discussed the company’s metabolic and diabetes-related programs as part of a panel at Metabesity 2019, October 15-16 in Washington, DC. He also delivered an investor presentation at the H.C. Wainwright (Rodman & Renshaw) Investment Conference, September 8-10 in New York City.
  The company published two papers in the peer-reviewed scientific journal Regenerative Medicine, from Future Medicine. The first, “Toward a Unified Theory of Aging and Regeneration,” outlines the theory behind the company’s induced tissue regeneration (iTR) program. The second, “Engineering strategies for generating hypoimmunogenic cells with high clinical and commercial value,” is a joint paper with Juvenescence. It includes a review of the most promising approaches to producing UniverCyte™ cells and shares a previously unpublished in vivo mouse observation.
  We continue to make progress to engineer pluripotent cell lines with immune tolerance UniverCyte™ technology to generate hypoimmunogenic (universal) cells.

Second Quarter 2019 Operating Results

Revenues: Total revenues for the three months ended September 30, 2019 were $411,000, as compared with $380,000 in the same period in 2018. AgeX revenue is primarily generated from subscription and advertising revenues from the GeneCards® online database through its subsidiary LifeMap Sciences, Inc. 2019 revenues also included $41,000 of grant revenue from the NIH. AgeX had no grant revenues in the same period in 2018.

Operating expenses: Operating expenses for the three months ended September 30, 2019 were $3.6 million, as compared with $2.6 million for the same period in 2018. On an as-adjusted basis, operating expenses for the three months ended September 30, 2019 were $2.9 million as compared to $2.2 million for the same period in 2018.

The reconciliation between operating expenses determined in accordance with accounting principles generally accepted in the United States (GAAP) and operating expenses, as adjusted, a non-GAAP measure, is provided in the financial tables included at the end of this press release.

Research and development expenses for the three months ended September 30, 2019 were $1.4 million, as compared with $1.3 million in the same period in 2018.

General and administrative expenses for the three months ended September 30, 2019 were $2.2 million, as compared with $1.3 million in the same period in 2018.

Net loss attributable to AgeX: The net loss attributable to AgeX for the three months ended September 30, 2019 was $3.2 million, or ($0.09) per share (basic and diluted) compared to $2.2 million, or ($0.06) per share (basic and diluted), for the same period in 2018.

Balance Sheet Highlights

Cash, and cash equivalents, including restricted cash totaled $3.8 million as of September 30, 2019, in addition to which we have $1.5 million remaining available for borrowing under a credit facility provided by Juvenescence Limited, which brought our total available capital to $5.3 million. However, under accounting standard ASC 205-40 Presentation of Financial Statements-Going Concern, AgeX’s cash and cash equivalents of $3.8 million as of September 30, 2019 and the loan facility by Juvenescence may not be sufficient, without raising additional capital and reducing expenditures, to satisfy AgeX’s anticipated operating and other funding requirements for the next twelve months from the issuance of its interim condensed consolidated interim financial statements.

About AgeX Therapeutics

AgeX Therapeutics, Inc. (NYSE American: AGE) is focused on developing and commercializing innovative therapeutics for human aging. Its PureStem® and UniverCyte™ manufacturing and immunotolerance technologies are designed to work together to generate highly-defined, universal, allogeneic, off-the-shelf pluripotent stem cell-derived young cells of any type for application in a variety of diseases with a high unmet medical need. AgeX has two preclinical cell therapy programs: AGEX-VASC1 (vascular progenitor cells) for tissue ischemia and AGEX-BAT1 (brown fat cells) for Type II diabetes. AgeX’s revolutionary longevity platform induced Tissue Regeneration (iTR™) aims to unlock cellular immortality and regenerative capacity to reverse age-related changes within tissues. AGEX-iTR1547 is an iTR-based formulation in preclinical development. HyStem® is AgeX’s delivery technology to stably engraft PureStem cell therapies in the body. AgeX is developing its core product pipeline for use in the clinic to extend human healthspan and is seeking opportunities to establish licensing and collaboration agreements around its broad IP estate and proprietary technology platforms.

For more information, please visit www.agexinc.com or connect with the company on Twitter, Facebook, and YouTube.

Forward-Looking Statements

Certain statements contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not historical fact including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” should also be considered forward-looking statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of AgeX Therapeutics, Inc. and its subsidiaries, particularly those mentioned in the cautionary statements found in more detail in the “Risk Factors” section of AgeX’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commissions (copies of which may be obtained at www.sec.gov). Subsequent events and developments may cause these forward-looking statements to change. AgeX specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (IN THOUSANDS, EXCEPT PAR VALUE AMOUNTS)

	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,768	$6,707
Accounts and grants receivable, net	234	131
Prepaid expenses and other current assets	688	1,015
Total current assets	4,690	7,853

Property and equipment, net	1,010	90
Deposits and other long-term assets	193	19
Intangible assets, net	2,290	2,709
TOTAL ASSETS	$8,183	$10,671

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$1,757	$1,366
Related party payables, net	319	132
Deferred revenues	219	317
Right-of-use lease liability, current portion	417	-
Insurance premium liability and other current liabilities	195	625
Total current liabilities	2,907	2,440

Loan due to Juvenescence, net of debt issuance cost	191	-
Right-of-use lease liability, net of current portion and other noncurrent liabilities	142	-
TOTAL LIABILITIES	$3,240	$2,440

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, authorized 5,000 shares; none issued and outstanding as of September 30, 2019 and December 31, 2018	-	-
Common stock, $0.0001 par value, 100,000 shares authorized; 37,649 and 35,830 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	4	4
Additional paid-in capital	87,758	81,499
Accumulated other comprehensive income (loss)	74	(2)
Accumulated deficit	(83,497)	(74,054)
AgeX Therapeutics, Inc. stockholders’ equity	4,339	7,447
Noncontrolling interest	604	784
Total stockholders’ equity	4,943	8,231
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,183	$10,671

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (IN THOUSANDS, EXCEPT PER SHARE DATA) (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
REVENUES:
Subscription and advertising revenues	$342	$373	$992	$945
Grant revenues	41	-	103	-
Other revenues	28	7	84	138
Total revenues	411	380	1,179	1,083

Cost of sales	(49)	4	(165)	(184)
		-
Gross profit	362	384	1,014	899

OPERATING EXPENSES:
Research and development	1,447	1,332	4,435	4,307
Acquired in-process research and development	-	-	-	800
General and administrative	2,194	1,254	6,422	3,679
Total operating expenses	3,641	2,586	10,857	8,786
Loss from operations	(3,279)	(2,202)	(9,843)	(7,887)

OTHER INCOME/(EXPENSES):
Interest income, net	8	39	53	84
Gain on sale of equity method investment in Ascendance	-	-	-	3,215
Other income/(expense), net	48	(22)	277	131
Total other income, net	56	17	330	3,430

NET LOSS BEFORE INCOME TAXES	(3,223)	(2,185)	(9,513)	(4,457)
Income tax provision	(54)	-	(130)	-

NET LOSS	(3,277)	(2,185)	(9,643)	(4,457)
Net loss attributable to noncontrolling interest	56	34	200	141

NET LOSS ATTRIBUTABLE TO AGEX	$(3,221)	$(2,151)	$(9,443)	$(4,316)

NET LOSS PER COMMON SHARE: BASIC AND DILUTED	$(0.09)	$(0.06)	$(0.25)	$(0.12)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING: BASIC AND DILUTED	37,640	35,790	37,143	34,606

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS) (UNAUDITED)

	Nine Months Ended September 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss attributable to AgeX	$(9,443)	$(4,316)
Net loss attributable to noncontrolling interest	(200)	(141)
Adjustments to reconcile net loss attributable to AgeX to net cash used in operating activities:
Gain on sale of equity method investment in Ascendance	(354)	(3,215)
Acquired in-process research and development	-	800
Depreciation expense	38	48
Amortization of intangible assets	419	337
Amortization of right-of-use asset	200	-
Amortization of debt issuance cost	17	-
Stock-based compensation	1,487	488
Stock-based compensation allocated from Lineage	-	184
Subsidiary stock-based compensation	-	4
Foreign currency remeasurement gain (loss) and other	85	(47)
Changes in operating assets and liabilities:
Accounts and grants receivable, net	(103)	(84)
Prepaid expenses and other current assets	331	(100)
Accounts payable and accrued liabilities	319	241
Related party payables	187	(112)
Insurance premium liability	(600)	-
Deferred revenues and other current liabilities	(132)	(36)
Net cash used in operating activities	(7,749)	(5,949)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of equity method investment in Ascendance	354	3,215
Purchase of in-process research and development	-	(1,872)
Security deposit paid	(74)	2
Purchase of equipment and other	(346)	(21)
Net cash (used in) provided by investing activities	(66)	1,324

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common shares	-	5,000
Proceeds from sale of warrants	-	1,000
Proceeds from exercise of warrants	4,500	-
Draw down on loan facility from Juvenescence	500	-
Repayment of financing lease liability	(22)	-
Net cash provided by financing activities	4,978	6,000

Effect of exchange rate changes on cash and cash equivalents	(2)	6

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(2,839)	1,381

CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
At beginning of the period	6,707	7,375
At end of the period	$3,868	$8,756

Non-GAAP Financial Measures

This press release includes operating expenses prepared in accordance with accounting principles generally accepted in the United States (GAAP) and, includes operating expenses, by entity below, prepared in accordance with GAAP. This press release also includes certain historical non-GAAP operating expenses and non-GAAP operating expenses, by entity below. In particular, AgeX Therapeutics, Inc. (“AgeX”) has provided both (a) non-GAAP total operating expenses, adjusted to exclude noncash stock-based compensation expense, depreciation and amortization expense, and acquired in-process research and development expense, a nonrecurring item, and (b) non-GAAP operating expenses, by entity, to exclude those same charges by the respective entities for consistency. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP. However, AgeX believes the presentation of non-GAAP total operating expenses and non-GAAP operating expenses, by entity, when viewed in conjunction with our GAAP total operating expenses, and GAAP operating expenses by entity, respectively, is helpful in understanding AgeX’s ongoing operating expenses and its programs and those of certain subsidiaries.

AGEX THERAPEUTICS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measure
Adjusted Operating Expenses

	Amounts In Thousands and Unaudited		Amounts In Thousands and Unaudited
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP Operating Expenses - as reported	$3,641	$2,586	$10,857	$8,786
Stock-based compensation expense (1)	(491)	(210)	(1,487)	(676)
Amortization of right-of-use assets (1)	(101)	-	(200)	-
Depreciation and amortization expense (1)	(156)	(146)	(457)	(385)
Acquired in-process research and development expense (2)	-	-	-	(800)
Non-GAAP Operating Expenses, as adjusted	$2,893	$2,230	$8,713	$6,925

GAAP Operating Expenses - by entity
AgeX and subsidiaries other than LifeMap Sciences (3)	$3,114	$2,027	$9,150	$7,050
LifeMap Sciences, Inc. and subsidiary (4)	527	559	1,707	1,736
GAAP Operating Expenses - by entity	$3,641	$2,586	$10,857	$8,786

Non-GAAP Operating Expenses - as adjusted, by entity
AgeX and subsidiaries other than LifeMap Sciences	$2,482	$1,782	$7,352	$5,524
LifeMap Sciences, Inc. and subsidiary	411	448	1,361	1,401
Non-GAAP Operating Expenses - as adjusted, by entity	$2,893	$2,230	$8,713	$6,925

(1)	Noncash charges
(2)	AgeX acquired certain in-process research and development expense in March 2018, considered to be a nonrecurring item.
(3)	AgeX Therapeutics, Inc. includes ReCyte Therapeutics, Inc., a majority-owned and consolidated subsidiary.
(4)	LifeMap Sciences Inc. includes LifeMap Sciences Ltd., both consolidated subsidiaries of AgeX Therapeutics, Inc.

Contacts

Media Contact for AgeX:
Bill Douglass
Gotham Communications, LLC
bill@gothamcomm.com
(646) 504-0890